Exhibit 32.1

Certificate Pursuant to Section 906

of Sarbanes-Oxley Act of 2002

CERTIFICATION OF CEO

In connection with the quarterly report on Form 10-Q of Axius, Inc. (the “Company”) for the period ended July 31, 2011, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned Chief Executive Officer and Chief Financial Officer certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: September 14, 2011	By:	/s/ Roland Kaufman
Name: Roland Kaufman
Title: Chief Executive Officer

Date: September 14, 2011	By:	/s/ John Figliolini
Name: John Figliolini
Title: Chief Financial Officer